Exhibit h (9)

EXPENSE LIMITATION AGREEMENT

GRANITESHARES ETF TRUST

This Agreement is made and entered into effective as of May 09, 2025, by and between the Funds detailed in Appendix 1, each a series of shares of GraniteShares ETF Trust, a Delaware statutory trust (the “Trust”), and GraniteShares Advisors LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Certificate of Trust dated November 7, 2016, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type;

WHEREAS, each Fund is a series of the Trust;

WHEREAS, the Trust, on behalf of the Funds, and the Advisor entered into an Investment Advisory Agreement dated May 09, 2025, (“Advisory Agreement”), which continues in effect, pursuant to which the Advisor provides investment advisory services to each Fund; and

WHEREAS, each Fund and the Advisor have determined that it is appropriate and in the best interests of the Fund and its shareholders to set forth and approve the terms by which the Advisor limits the expenses of each Fund, and, therefore, have entered into this Agreement in order to maintain each such Fund’s respective expense ratios within the Operating Expense Limit, as defined below, through December 31, 2026.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Expense Limitation.

(a) Applicable Expense Limit. To the extent that the aggregate expenses of every character, including but not limited to investment advisory fees of the Advisor (excluding interest, taxes, brokerage commissions, expenses related to short sales, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of a Fund’s business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) incurred by a Fund in any fiscal year (“Fund Operating Expenses”), exceed the Operating Expense Limit, as defined in Section 1(b) below, such excess amount (the “Excess Amount”) shall be the liability of the Advisor.

(b) Operating Expense Limit. The maximum operating expense limit (“Operating Expense Limit”) in any year for each Fund are detailed in Appendix 2.

(c) Method of Computation. To determine the Advisor’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for a Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of such Fund, the Advisor shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Advisor may also remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

(d) Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Advisor to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Deferred Expenses

If in any month during which the Advisory Agreement is in effect the estimated annualized Fund Operating Expenses of a Fund for that month are less than the Operating Expense Limit, the Advisor shall be entitled to reimbursement by such Fund of any investment advisory fees waived or reduced, and any additional payments remitted by the Advisor, pursuant to this Agreement (the “Deferred Expenses”) during the previous thirty-six months, to the extent that such Fund’s annualized Fund Operating Expenses plus the amount so reimbursed does not exceed, for such month, the Operating Expense Limit, provided that such amount paid to the Advisor will in no event exceed the total Deferred Expenses and will not include any amounts previously reimbursed to the Advisor.

3. Term and Termination of Agreement.

This Agreement with respect to each Fund shall continue in effect until the Limit Expiration Date, which shall be December 31, 2026, and from year to year thereafter, provided each such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”). Nevertheless, this Agreement may be terminated, without payment of any penalty, (a) by the Trust at any time, and (b) by the Advisor upon written notice ninety (90) days’ prior to the end of the then-current term of the Agreement to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust. Any termination pursuant to this paragraph 3 shall become effective, unless otherwise specifically agreed upon, on the last day of the then-current term of the Agreement; provided that in no event shall the Agreement be terminated before December 31, 2026.

4. Miscellaneous.

(a) Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(b) Interpretation. Nothing herein contained shall be deemed to require the Trust or any Fund to take any action contrary to the Trust’s Declaration of Trust or by-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

(c) Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

GRANITESHARES ETF TRUST ON BEHALF OF THE FUNDS

/s/ William Rhind
By:	William Rhind
Title:	President

GraniteShares Advisors LLC

/s/ William Rhind
By:	William Rhind
Title:	CEO

APPENDIX 1 - THE FUNDS

Product	Ticker
GraniteShares 1.25x Long TSLA Daily ETF	TSL
GraniteShares 2x Long NVDA Daily ETF	NVDL
GraniteShares 2x Long COIN Daily ETF	CONL
GraniteShares 2x Long BABA Daily ETF	BABX
GraniteShares 2x Long META Daily ETF	FBL
GraniteShares 2x Long GOOGL Daily ETF	GOOL
GraniteShares 2x Long AMZN Daily ETF	AMZZ
GraniteShares 2x Long AAPL Daily ETF	AAPB
GraniteShares 2x Long MSFT Daily ETF	MSFL
GraniteShares 2x Long AMD Daily ETF	AMDL
GraniteShares 2x Long PLTR Daily ETF	PTIR
GraniteShares 2x Long UBER Daily ETF	UBRL
GraniteShares 2x Long DIS Daily ETF	DISL
GraniteShares 2x Long F Daily ETF	FRDL
GraniteShares 2x Long AAL Daily ETF	AALL
GraniteShares 1x Short AAL Daily ETF	AALS
GraniteShares 2x Short AAL Daily ETF	ALSD
GraniteShares 1x Short AAPL Daily ETF	APLI
GraniteShares 2x Short AAPL Daily ETF	APSD
GraniteShares 1x Short AMD Daily ETF	AMDS
GraniteShares 2x Short AMD Daily ETF	AMSS
GraniteShares 2x Short COIN Daily ETF	CONI
GraniteShares 2x Long JPM Daily ETF	JPML
GraniteShares 1x Short JPM Daily ETF	JPMI
GraniteShares 2x Short JPM Daily ETF	JPMS
GraniteShares 2x Long LCID Daily ETF	LCDL
GraniteShares 1x Short LCID Daily ETF	LCDI
GraniteShares 2x Short LCID Daily ETF	LCDD
GraniteShares 1x Short META Daily ETF	METY
GraniteShares 2x Short META Daily ETF	FBIS
GraniteShares 1x Short NVDA Daily ETF	NVDI
GraniteShares 2x Short NVDA Daily ETF	NVD
GraniteShares 2x Long RIVN Daily ETF	RVNL
GraniteShares 1x Short RIVN Daily ETF	RVNI
GraniteShares 2x Short RIVN Daily ETF	RVND
GraniteShares 2x Long TSLA Daily ETF	TSLR
GraniteShares 1x Short TSLA Daily ETF	TSS
GraniteShares 2x Short TSLA Daily ETF	TSDD

Product	Ticker
GraniteShares 2x Long XOM Daily ETF	XOML
GraniteShares 1x Short XOM Daily ETF	XOMI
GraniteShares 2x Short XOM Daily ETF	XOMD
GraniteShares 2x Long ADBE Daily ETF	ADBL
GraniteShares 2x Short ADBE Daily ETF	ADBS
GraniteShares 2x Long AMC Daily ETF	AMCL
GraniteShares 2x Long ARM Daily ETF	AMRL
GraniteShares 2x Long AVGO Daily ETF	AVGU
GraniteShares 2x Short AVGO Daily ETF	AVGS
GraniteShares 2x Long CCL Daily ETF	CCLU
GraniteShares 2x Short CCL Daily ETF	CCLS
GraniteShares 2x Long CRWD Daily ETF	CRWL
GraniteShares 2x Short CRWD Daily ETF	CRWQ
GraniteShares 2x Long DELL Daily ETF	DLLL
GraniteShares 2x Short DELL Daily ETF	DLLS
GraniteShares 2x Long GME Daily ETF	GMEL
GraniteShares 2x Long INTC Daily ETF	INTW
GraniteShares 2x Short INTC Daily ETF	INTD
GraniteShares 2x Long LLY Daily ETF	LLYL
GraniteShares 2x Short LLY Daily ETF	LLYD
GraniteShares 2x Long MSTR Daily ETF	MSTP
GraniteShares 2x Long MU Daily ETF	MULL
GraniteShares 2x Short MU Daily ETF	MULS
GraniteShares 2x Long NFLX Daily ETF	NFLL
GraniteShares 2x Short NFLX Daily ETF	NFLS
GraniteShares 2x Long NVO Daily ETF	NVOL
GraniteShares 2x Short NVO Daily ETF	NVOD
GraniteShares 2x Long PANW Daily ETF	PANU
GraniteShares 2x Short PANW Daily ETF	PANS
GraniteShares 2x Long QCOM Daily ETF	QCML
GraniteShares 2x Short QCOM Daily ETF	QCMS
GraniteShares 2x Long SMCI Daily ETF	SMCL
GraniteShares 2x Short SMCI Daily ETF	SMCS
GraniteShares 2x Long TSM Daily ETF	TSMU
GraniteShares 2x Short TSM Daily ETF	TSMS
GraniteShares 2x Long IONQ Daily ETF	IONL
GraniteShares 2x Long XYZ Daily ETF	XYZL
GraniteShares 2x Long MARA Daily ETF	MRAL
GraniteShares 2x Short MSTR Daily ETF	MSDD
GraniteShares 2x Long MRVL Daily ETF	MVLL
GraniteShares 2x Long PDD Daily ETF	PDDL

Product	Ticker
GraniteShares 2x Long RDDT Daily ETF	RDTL
GraniteShares 2x Long RIOT Daily ETF	RIOL
GraniteShares 2x Long HOOD Daily ETF	HOOL
GraniteShares 2x Long NOW Daily ETF	NOWL
GraniteShares 2x Long SNOW Daily ETF	SNWL
GraniteShares 2x Long VRT Daily ETF	VRTL
GraniteShares 2x ABNB Daily Leverage ETF	ABNB
GraniteShares 2x APP Daily Leverage ETF	APP
GraniteShares 2x CVNA Daily Leverage ETF	CVNA
GraniteShares 2x KO Daily Leverage ETF	KO
GraniteShares 2x COST Daily Leverage ETF	COST
GraniteShares 2x FSLR Daily Leverage ETF	FSLR
GraniteShares 2x HIMS Daily Leverage ETF	HIMS
GraniteShares 2x ISRG Daily Leverage ETF	ISRG
GraniteShares 2x MCD Daily Leverage ETF	MCD
GraniteShares 2x MELI Daily Leverage ETF	MELI
GraniteShares 2x NKE Daily Leverage ETF	NKE
GraniteShares 2x PM Daily Leverage ETF	PM
GraniteShares 2x RGTI Daily Leverage ETF	RGTI
GraniteShares 2x SNAP Daily Leverage ETF	SNAP
GraniteShares 2x SPOT Daily Leverage ETF	SPOT
GraniteShares 2x SBUX Daily Leverage ETF	SBUX
GraniteShares 2x UNH Daily Leverage ETF	UNH
GraniteShares 2x WMT Daily Leverage ETF	WMT
GraniteShares 2x BULL Daily Leverage ETF	BULL

APPENDIX 2 – OPERATING EXPENSE LIMITS

Product	Ticker	Mgt Fees	TER
GraniteShares 1.25x Long TSLA Daily ETF	TSL	0.99%	1.15%
GraniteShares 2x Long NVDA Daily ETF	NVDL	0.99%	1.15%
GraniteShares 2x Long COIN Daily ETF	CONL	0.99%	1.15%
GraniteShares 2x Long BABA Daily ETF	BABX	0.99%	1.15%
GraniteShares 2x Long META Daily ETF	FBL	0.99%	1.15%
GraniteShares 2x Long GOOGL Daily ETF	GOOL	0.99%	1.15%
GraniteShares 2x Long AMZN Daily ETF	AMZZ	0.99%	1.15%
GraniteShares 2x Long AAPL Daily ETF	AAPB	0.99%	1.15%
GraniteShares 2x Long MSFT Daily ETF	MSFL	0.99%	1.15%
GraniteShares 2x Long AMD Daily ETF	AMDL	0.99%	1.15%
GraniteShares 2x Long PLTR Daily ETF	PTIR	0.99%	1.15%
GraniteShares 2x Long UBER Daily ETF	UBRL	0.99%	1.15%
GraniteShares 2x Long DIS Daily ETF	DISL	0.99%	1.15%
GraniteShares 2x Long F Daily ETF	FRDL	0.99%	1.15%
GraniteShares 2x Long AAL Daily ETF	AALL	0.99%	1.15%
GraniteShares 1x Short AAL Daily ETF	AALS	0.99%	1.15%
GraniteShares 2x Short AAL Daily ETF	ALSD	1.30%	1.50%
GraniteShares 1x Short AAPL Daily ETF	APLI	0.99%	1.15%
GraniteShares 2x Short AAPL Daily ETF	APSD	1.30%	1.50%
GraniteShares 1x Short AMD Daily ETF	AMDS	0.99%	1.15%
GraniteShares 2x Short AMD Daily ETF	AMSS	1.30%	1.50%
GraniteShares 2x Short COIN Daily ETF	CONI	0.99%	1.15%
GraniteShares 2x Long JPM Daily ETF	JPML	0.99%	1.15%
GraniteShares 1x Short JPM Daily ETF	JPMI	0.99%	1.15%
GraniteShares 2x Short JPM Daily ETF	JPMS	1.30%	1.50%
GraniteShares 2x Long LCID Daily ETF	LCDL	0.99%	1.15%
GraniteShares 1x Short LCID Daily ETF	LCDI	0.99%	1.15%
GraniteShares 2x Short LCID Daily ETF	LCDD	1.30%	1.50%
GraniteShares 1x Short META Daily ETF	METY	0.99%	1.15%
GraniteShares 2x Short META Daily ETF	FBIS	1.30%	1.50%
GraniteShares 1x Short NVDA Daily ETF	NVDI	0.99%	1.15%
GraniteShares 2x Short NVDA Daily ETF	NVD	1.30%	1.50%
GraniteShares 2x Long RIVN Daily ETF	RVNL	0.99%	1.15%
GraniteShares 1x Short RIVN Daily ETF	RVNI	0.99%	1.15%
GraniteShares 2x Short RIVN Daily ETF	RVND	1.30%	1.50%
GraniteShares 2x Long TSLA Daily ETF	TSLR	0.95%	0.95%
GraniteShares 1x Short TSLA Daily ETF	TSS	1.30%	1.50%
GraniteShares 2x Short TSLA Daily ETF	TSDD	0.95%	0.95%

Product	Ticker	Mgt Fees	TER
GraniteShares 2x Long XOM Daily ETF	XOML	0.99%	1.15%
GraniteShares 1x Short XOM Daily ETF	XOMI	0.99%	1.15%
GraniteShares 2x Short XOM Daily ETF	XOMD	1.30%	1.50%
GraniteShares 2x Long ADBE Daily ETF	ADBL	1.30%	1.50%
GraniteShares 2x Short ADBE Daily ETF	ADBS	1.30%	1.50%
GraniteShares 2x Long AMC Daily ETF	AMCL	1.30%	1.50%
GraniteShares 2x Long ARM Daily ETF	AMRL	1.30%	1.50%
GraniteShares 2x Long AVGO Daily ETF	AVGU	1.30%	1.50%
GraniteShares 2x Short AVGO Daily ETF	AVGS	1.30%	1.50%
GraniteShares 2x Long CCL Daily ETF	CCLU	1.30%	1.50%
GraniteShares 2x Short CCL Daily ETF	CCLS	1.30%	1.50%
GraniteShares 2x Long CRWD Daily ETF	CRWL	1.30%	1.50%
GraniteShares 2x Short CRWD Daily ETF	CRWQ	1.30%	1.50%
GraniteShares 2x Long DELL Daily ETF	DLLL	1.30%	1.50%
GraniteShares 2x Short DELL Daily ETF	DLLS	1.30%	1.50%
GraniteShares 2x Long GME Daily ETF	GMEL	1.30%	1.50%
GraniteShares 2x Long INTC Daily ETF	INTW	1.30%	1.50%
GraniteShares 2x Short INTC Daily ETF	INTD	1.30%	1.50%
GraniteShares 2x Long LLY Daily ETF	LLYL	1.30%	1.50%
GraniteShares 2x Short LLY Daily ETF	LLYD	1.30%	1.50%
GraniteShares 2x Long MSTR Daily ETF	MSTP	1.30%	1.50%
GraniteShares 2x Long MU Daily ETF	MULL	1.30%	1.50%
GraniteShares 2x Short MU Daily ETF	MULS	1.30%	1.50%
GraniteShares 2x Long NFLX Daily ETF	NFLL	1.30%	1.50%
GraniteShares 2x Short NFLX Daily ETF	NFLS	1.30%	1.50%
GraniteShares 2x Long NVO Daily ETF	NVOL	1.30%	1.50%
GraniteShares 2x Short NVO Daily ETF	NVOD	1.30%	1.50%
GraniteShares 2x Long PANW Daily ETF	PANU	1.30%	1.50%
GraniteShares 2x Short PANW Daily ETF	PANS	1.30%	1.50%
GraniteShares 2x Long QCOM Daily ETF	QCML	1.30%	1.50%
GraniteShares 2x Short QCOM Daily ETF	QCMS	1.30%	1.50%
GraniteShares 2x Long SMCI Daily ETF	SMCL	1.30%	1.50%
GraniteShares 2x Short SMCI Daily ETF	SMCS	1.30%	1.50%
GraniteShares 2x Long TSM Daily ETF	TSMU	1.30%	1.50%
GraniteShares 2x Short TSM Daily ETF	TSMS	1.30%	1.50%
GraniteShares 2x Long IONQ Daily ETF	IONL	1.30%	1.50%
GraniteShares 2x Long XYZ Daily ETF	XYZL	1.30%	1.50%
GraniteShares 2x Long MARA Daily ETF	MRAL	1.30%	1.50%
GraniteShares 2x Short MSTR Daily ETF	MSDD	1.30%	1.50%
GraniteShares 2x Long MRVL Daily ETF	MVLL	1.30%	1.50%
GraniteShares 2x Long PDD Daily ETF	PDDL	1.30%	1.50%

Product	Ticker	Mgt Fees	TER
GraniteShares 2x Long RDDT Daily ETF	RDTL	1.30%	1.50%
GraniteShares 2x Long RIOT Daily ETF	RIOL	1.30%	1.50%
GraniteShares 2x Long HOOD Daily ETF	HOOL	1.30%	1.50%
GraniteShares 2x Long NOW Daily ETF	NOWL	1.30%	1.50%
GraniteShares 2x Long SNOW Daily ETF	SNWL	1.30%	1.50%
GraniteShares 2x Long VRT Daily ETF	VRTL	1.30%	1.50%
GraniteShares 2x ABNB Daily Leverage ETF	ABNB	1.30%	1.50%
GraniteShares 2x APP Daily Leverage ETF	APP	1.30%	1.50%
GraniteShares 2x CVNA Daily Leverage ETF	CVNA	1.30%	1.50%
GraniteShares 2x KO Daily Leverage ETF	KO	1.30%	1.50%
GraniteShares 2x COST Daily Leverage ETF	COST	1.30%	1.50%
GraniteShares 2x FSLR Daily Leverage ETF	FSLR	1.30%	1.50%
GraniteShares 2x HIMS Daily Leverage ETF	HIMS	1.30%	1.50%
GraniteShares 2x ISRG Daily Leverage ETF	ISRG	1.30%	1.50%
GraniteShares 2x MCD Daily Leverage ETF	MCD	1.30%	1.50%
GraniteShares 2x MELI Daily Leverage ETF	MELI	1.30%	1.50%
GraniteShares 2x NKE Daily Leverage ETF	NKE	1.30%	1.50%
GraniteShares 2x PM Daily Leverage ETF	PM	1.30%	1.50%
GraniteShares 2x RGTI Daily Leverage ETF	RGTI	1.30%	1.50%
GraniteShares 2x SNAP Daily Leverage ETF	SNAP	1.30%	1.50%
GraniteShares 2x SPOT Daily Leverage ETF	SPOT	1.30%	1.50%
GraniteShares 2x SBUX Daily Leverage ETF	SBUX	1.30%	1.50%
GraniteShares 2x UNH Daily Leverage ETF	UNH	1.30%	1.50%
GraniteShares 2x WMT Daily Leverage ETF	WMT	1.30%	1.50%
GraniteShares 2x BULL Daily Leverage ETF	BULL	1.30%	1.50%